Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Announces $50 Million Credit Facility with Platinum-Montaur Life Sciences

-Transaction provides flexible financial resources to fund short- and long-term development and growth plans-

DUBLIN OHIO, July 26, 2012 — Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that Platinum-Montaur Life Sciences, LLC (Montaur) will provide Navidea a credit facility of up to $50 million. This transaction provides the Company with significant, yet flexible, financial resources to fund its development and growth plans. No draws are currently planned in connection with entering into this facility.

Under the terms of the transaction, Montaur has committed to extend up to $15 million in debt, which is available immediately, to the Company at a prime-based interest rate currently at approximately 10 percent per annum. Montaur has committed an additional $20 million upon approval of Lymphoseek on consistent terms, with yet an additional $15 million potentially available on terms to be negotiated. No conversion features or warrants are associated with the facility.

Navidea is currently awaiting a response from the FDA on a New Drug Application that was submitted for Lymphoseek®, its novel radiopharmaceutical imaging agent intended for use by surgeons in lymphatic mapping procedures associated with solid tumor cancers. Additionally, the Company’s pipeline includes the ongoing development of a number of diagnostic agents: AZD4694, a beta amyloid imaging agent for Alzheimer’s Disease; and RIGScan, a radio-labeled antibody diagnostic being studied in colorectal cancer.

Michael Goldberg, M.D., Principal, Montaur Capital Partners, LLC and Portfolio Manager of Montaur, said, “Navidea has been, and continues to represent, an excellent investment for Montaur. Our commitment to extend Navidea a non-dilutive credit facility is yet another sign of our confidence in Navidea, its expanding product pipeline and its management. We believe this transaction will support Navidea’s business and growth plans well through the launch period for Lymphoseek, by providing readily-available capital to support their business and pursue other desirable products and license opportunities that fit the Company’s aggressive strategy of pipeline development.”

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NAVIDEA BIOPHARMACEUTICALS

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Mark J. Pykett, V.M.D., Ph.D., Navidea’s President and CEO said, “We are energized by Montaur’s significant financial commitment and confidence in Navidea’s future. This transaction will provide us considerable flexibility to continue funding our growth as needed. Our financial partnership with Montaur has afforded us access to potential resources to confidently implement our plans to deepen our portfolio and advance our business as a leader in precision diagnostics.”

About Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing three radiopharmaceutical agent platforms – Lymphoseek®, AZD4694 and RIGScanTM – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and ultimately patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Navidea Biopharmaceuticals, Inc. – Brent Larson, Sr. VP & CFO – (614) 822-2330

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